FS Investment Corporation III 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Investment Corporation III Reports Second Quarter 2014 Financial Results

PHILADELPHIA, PA, August 15, 2014 – FS Investment Corporation III (FSIC III), a business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter ended June 30, 2014. As previously disclosed, FSIC III will hold a conference call to discuss these results at 10:00 a.m. Eastern Time on Tuesday, August 26, 2014. Information for those interested in participating in the call can be found below.

Financial Highlights

●	As of July 29, 2014, FSIC III raised over $288 million of equity capital, including approximately $12.6 million raised from investors affiliated with its sponsor, Franklin Square Capital Partners, and its sub-adviser, GSO / Blackstone Debt Funds Management, and shares issued through its distribution reinvestment plan.

●	During the quarter ended June 30, 2014, FSIC III generated:
	○	Total net increase in net assets resulting from operations of approximately $2.2 million, or earnings of $0.29 per share
	○	Total GAAP-basis net investment income of approximately $833,000, and
	○	Total net realized and unrealized gains of approximately $1.4 million.

●	For the three months ended June 30, 2014, FSIC III generated a GAAP-basis total return of approximately 0.89%.

●	During the quarter ended June 30, 2014, FSIC III also:
	○	Committed approximately $39.2 million to directly originated investments, and
	○	Paid regular cash distributions to stockholders totaling approximately $0.1615 per share.

●	As of June 30, 2014:
	○	FSIC III’s portfolio was comprised of investments in 29 portfolio companies, consisting primarily of senior secured debt
	○	Approximately 42% of FSIC III’s portfolio, based upon fair value, constituted core strategy investments, which include any investments that are considered directly originated or opportunistic investments
	○	FSIC III’s gross portfolio yield, prior to leverage, was 8.2% based on the amortized cost of its investments
	○	The weighted average credit rating of the investments in FSIC III’s portfolio that were rated was B3 based on the Moody’s scale, and
	○	The weighted average purchase price of the investments in FSIC III’s portfolio was 99.0% of par or stated value, as applicable.

“FSIC III represents the third generation of Franklin Square’s alternative income fund,” commented Michael C. Forman, CEO of FSIC III. “As the largest manager of BDC assets, we believe that FSIC III will help meet the capital needs of many American businesses while generating a high level of current income for our investors.”

Quarterly Stockholder Conference Call

FSIC III will hold its quarterly stockholder conference call on Tuesday, August 26, 2014, at 10:00 a.m. Eastern Time. In order to participate, interested parties should dial (800) 446-2782 at least 10 minutes prior to the beginning of the conference call and provide the confirmation code 37738620 when prompted. An audio archive of the call will be available for replay. The link to the audio archive can be found under FSIC III’s “Literature” page at www.franklinsquare.com and will be available for a period of 30 days following the call.

About FS Investment Corporation III

FSIC III is a publicly registered, non-traded business development company (BDC) sponsored by Franklin Square Capital Partners (Franklin Square). FSIC III focuses primarily on investing in the debt securities of private U.S. companies, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC III is advised by FSIC III Advisor, LLC, an affiliate of Franklin Square, and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (GSO). GSO, with approximately $69.5 billion in assets under management as of June 30, 2014, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.franklinsquare.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm managed approximately $12.4 billion in assets as of June 30, 2014. For more information, please visit www.franklinsquare.com.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC III’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, which FSIC III filed with the Securities and Exchange Commission (SEC) on August 14, 2014, as well as FSIC III’s other reports filed with the SEC. A copy of FSIC III’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and FSIC III’s other reports filed with the SEC can be found under FSIC III’s “Literature” page at www.franklinsquare.com and on the SEC’s website at www.sec.gov.

FSIC III’s gross annual portfolio yield, prior to leverage, represents the expected yield to be generated by FSIC III on its investment portfolio based on the composition of its portfolio as of June 30, 2014. The portfolio yield does not represent an actual investment return to stockholders.

Please note that certain financial figures may have been rounded.

Certain Information About Distributions

The determination of the tax attributes of FSIC III’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of FSIC III’s distributions for a full year. FSIC III intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on FSIC III’s shares of common stock is subject to the discretion of its board of directors and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSIC III may fund its cash distributions to stockholders from any sources of funds legally available to it, including expense reimbursements from Franklin Square, as well as proceeds from the sale of shares of common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC III has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC III will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance or operations of FSIC III. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC III makes with the SEC. FSIC III undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.